                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 29, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of American Indemnity Financial Corporation (the "Company") will be held in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas, at 10:00 a.m. on Monday, April 29, 1996, for the following purposes:

          1. To elect three Class II directors of the Company to hold office for the ensuing three years.

          2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of Common Stock of the Company of record at the close of business on March 14, 1996 will be entitled to notice of and to vote at the meeting.

     Stockholders who do not expect to attend the annual meeting are requested to sign and return the enclosed proxy, for which a return envelope is enclosed.

                                           By Order of the Board of Directors,


                                                      Helen K. Lohec

                                                      HELEN K. LOHEC
                                                         Secretary

March 29, 1996

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement and the enclosed form of proxy are being mailed on or about March 29, 1996, to the record holders of the Common Stock, $3.33 1/3 par value ("Common Stock"), of American Indemnity Financial Corporation (the "Company") on March 14, 1996. The enclosed form of proxy is solicited by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on April 29, 1996. Any stockholder giving such a proxy may revoke it any time before it is voted by delivering written revocation delivered to either person named as proxy, by voting in person at the annual meeting or by giving a later proxy. Otherwise, if received in time, it will be voted at the meeting.

     Holders of record of Common Stock at the close of business on March 14, 1996, will be entitled to notice of and to vote at the annual meeting. Each outstanding share of Common Stock will be entitled to one vote. On the record date there were outstanding 1,947,110 shares of Common Stock. There are no other voting securities of the Company outstanding.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1995, including financial statements, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.

     The Annual Meeting of Stockholders will be held at 10:00 a.m. on Monday, April 29, 1996, in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 14, 1996, (i) the ownership of Common Stock by each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(ii) the number of shares of Common Stock owned by all executive officers and directors of the Company as a group.

                       NAME AND ADDRESS OF                       NUMBER OF SHARES      PERCENT OF
                         BENEFICIAL OWNER                       BENEFICIALLY OWNED       CLASS
    ----------------------------------------------------------  ------------------     ----------
    J. F. Seinsheimer, Jr.(1).................................        575,880             29.6%
      4809 Woodrow
      Galveston, Texas 77551

    Irma K. Seinsheimer Trust(2)             )
      2201 Market Street                     )
      Galveston, Texas 77550                 )
                                             )
    American Finance Company of Galveston(2) )  ..............        471,770             24.2%
    United States Securities Corporation     )
      One American Indemnity Plaza           )
      Galveston, Texas 77550                 )

    J. Fellman Seinsheimer, III(3)  ..........................        113,810              5.8%
      One American Indemnity Plaza
      Galveston, Texas 77550

    Dimensional Fund Advisors Inc.(4).........................        113,300              5.8%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401

    FMR Corp.(5)..............................................        194,000             10.0%
      82 Devonshire Street
      Boston, Massachusetts 02109

    Tweedy, Browne Company L.P.(6)............................        207,360             10.6%
      52 Vanderbilt Avenue
      New York, New York 10017

    Executive officers and directors as a group (9
      persons)(7).............................................        197,646             10.2%

---------------

(1) J. F. Seinsheimer, Jr. resigned as a member of the Board of Directors on April 24, 1995 and was named Chairman Emeritus. As of March 14, 1996, Mr. Seinsheimer, Jr. shared voting and dispositive power over 38,095 shares (2.0%) of the Company's Common Stock with his son, J. Fellman Seinsheimer, III, and United States National Bank of Galveston as co-trustees of the Jessie Lee Seinsheimer Trust (the "Seinsheimer Trust"). Mr. Seinsheimer, Jr. is the sole beneficiary under the Seinsheimer Trust until his death, at which time the remainder will be divided among his children. Additionally, pursuant to powers of attorney granted by Mr. Seinsheimer, Jr. to his son,
    J. Fellman Seinsheimer, III, Messrs. Seinsheimer will share voting and dispositive power over the 66,015 shares (3.4%) of the Company's Common Stock owned of record by Mr. Seinsheimer, Jr. Mr. Seinsheimer, Jr., as co-trustee of the Irma K. Seinsheimer Trust, as described further in Note 2 below, may be deemed to be the beneficial owner of an additional 471,770 shares of Common Stock beneficially owned by such trust.

(2) The Irma K. Seinsheimer Trust (the "Family Trust") is the beneficial owner of 471,770 shares of Common Stock. Of the 471,770 shares of Common Stock beneficially owned, 7,675 shares are owned of record and 464,095 shares are owned by two corporations controlled by the Family Trust, namely American Finance Company of Galveston and United States Securities Corporation, that owned of record 289,764 shares (14.9%) and 174,331 shares (9.0%) of the Company's Common Stock, respectively. Mr. Seinsheimer, Jr. and William C. Levin, M.D. (a director of the Company) are co-trustees of the Family Trust and as such have shared voting and dispositive power with respect to the shares controlled by the Family Trust. However, Mr. Seinsheimer, Jr. exercises sole voting and dispositive control over such shares. Dr. Levin exercises no voting or dispositive power over, has no pecuniary interest in and disclaims any beneficial ownership or interest in the shares of Common Stock beneficially owned by the Family Trust.

(3) As of March 14, 1996, J. Fellman Seinsheimer, III owned of record 9,700 shares of the Company's Common Stock, which includes 7,000 shares issuable upon the exercise of options but does not include 270 shares owned of record by his sons, as to which he disclaims any beneficial ownership or interest. Pursuant to powers of attorney granted by Mr. Seinsheimer, Jr. to his son,
    J. Fellman Seinsheimer, III, Messrs. Seinsheimer share voting and dispositive power over 66,015 shares (3.4%) of the Company's Common Stock owned of record by Mr. Seinsheimer, Jr. Additionally, Mr. Seinsheimer, Jr.,
    J. Fellman Seinsheimer, III and United States National Bank of Galveston, as co-trustees of the Seinsheimer Trust, share voting and dispositive power over 38,095 shares (2.0%) of the Company's Common Stock owned by such trust.

(4) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission and other information provided by Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"). According to such information, as of December 31, 1995, all of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional exercises sole dispositive power with respect to all such shares and sole voting power with respect to 87,000 of such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, and in the capacity as officers of the Fund and the Trust exercise sole voting power with respect to 9,900 of such shares owned by the Fund and 16,400 of such shares owned by the Trust. The Company has been advised by Dimensional that Dimensional disclaims beneficial ownership of all such shares.

(5) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), the parent holding company of Fidelity Management & Research Company, a registered investment advisor ("Fidelity"). According to such Schedule 13G, FMR, Edward C. Johnson 3d, the Chairman and principal stockholder of FMR, Fidelity and Fidelity Low-Priced Stock Fund, an investment company to which Fidelity acts as investment advisor (the "Fund"), may be deemed to own beneficially, as of December 31, 1995, 194,000 shares of Common Stock. FMR, through its control of Fidelity, Edward C. Johnson 3d and the Fund each have the power to dispose of such shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or to direct the voting of such shares, which power resides with the Board of Trustees of the Fund. Fidelity carries out the voting of such shares under written guidelines established by the Board of Trustees of the Fund.

(6) Based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission and other information provided by Tweedy, Browne Company L.P. ("TBC"). TBC is a registered investment advisor beneficially owning 207,360 shares of Common Stock, of which TBC exercises shared dispositive power and sole voting power with respect to 192,661 such shares. Additionally, certain of the general partners of TBC may be deemed to have sole power to vote certain shares and shared power to direct the disposition of all the shares of Common Stock held in the TBC Accounts.

(7) Based upon information furnished by directors and executive officers. Includes 20,000 shares issuable on exercise of options.

                             ELECTION OF DIRECTORS

     At the meeting, three Class II directors (constituting all of the Class II directors) are to be elected to hold office for terms of three years or until their respective successors shall have been elected and shall qualify. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the three nominees named below for Class II directorships unless authorization is withheld on the proxy. The Board of Directors of the Company do not contemplate that any of the nominees will be unable or unwilling to serve as a director or become unavailable for any reason, but if that should occur before the meeting, each of the proxies received by the Board of Directors which do not withhold authority to vote for directors will be voted for another nominee or nominees to be selected by the Board of Directors.

     The enclosed form of proxy provides a means for stockholders to vote for each of the nominees listed therein or to withhold authority to vote for certain or all of the nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by the Board of Directors. Since the Company's bylaws provide that the directors are elected by a plurality of votes cast, broker non-votes or withholding authority to vote for any of the nominees will have no effect upon the election of directors, unless a vote is cast in person or by means of another proxy. However, all shares represented by proxies that are signed by the holder of record will be counted for purposes of determining the presence of a quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum for the transaction of business at the meeting.

     The following table sets forth information with respect to each person nominated for election as a Class II director and each person whose term of office as a director will continue after the annual meeting. Except for J. Fellman Seinsheimer, III., William C. Levin, M.D. and Harris L. Kempner, Jr., who owned beneficially 5.8%, 2.2% and 1.1%, respectively, of the outstanding shares of Common Stock at March 14, 1996, each nominee and director owned less than 1% of the outstanding shares of Common Stock at such date. The table has been prepared from information obtained from the respective nominees and directors.

                                                                                      SHARES
                                                                                        OF
                                                                                      COMMON
                                                                                       STOCK
                                                                                      BENEFICIALLY
                                                                                       OWNED
                                                                            SERVED      ON
                                                                            AS         MARCH
                                                   PRINCIPAL                DIRECTOR    14,
             NAME               AGE               OCCUPATION                SINCE     1996(1)
------------------------------  ---   -----------------------------------   ----      -------
                       CLASS II -- NOMINEES FOR TERMS EXPIRING IN 1999
Jack T. Currie(2)(3)..........   67   Investments                           1977        5,751(4)
Synott L. McNeel(3)(5)........   72   Investments                           1973        6,891
J. Fellman Seinsheimer,          55   President and Chief Executive         1973      113,810(6)
  III(2)(3)...................        Officer of the Company

                      CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 1997
Harris L. Kempner, Jr.(7).....   56   President -- Kempner Capital          1991       20,611(4)(8)
                                        Management, Inc.
William C. Levin, M.D.........   79   Consultant in Hematology              1973       42,051(9)(10)

                       CLASS I -- DIRECTORS WHOSE TERMS EXPIRE IN 1998
Henry W. Hope(2)(7)...........   55   Partner -- Fulbright & Jaworski       1977        2,479(4)
                                      L.L.P.
James W. McFarland, Ph.D(5)...   50   Dean -- A.B. Freeman School of        1994        1,500(11)
                                        Business, Tulane University
Marvin L. West(5)(7)..........   67   Bank Consultant                       1980        1,053(11)

---------------
 (1) Unless otherwise indicated below, each director or nominee has sole voting and investment power with respect to the shares attributed to him.

 (2) Member of the Nominating and Management Development Committee of the Board of Directors.
                                         (Footnotes continued on following page)

 (3) Member of the Executive Committee of the Board of Directors.

 (4) Includes 2,000 shares issuable on the exercise of options.

 (5) Member of the Audit Committee of the Board of Directors.

 (6) Includes 7,000 shares issuable on the exercise of options, but does not include 270 shares owned of record by his sons, as to which Mr. Seinsheimer disclaims any beneficial ownership or interest. See Note (2) under "Principal Stockholders".

 (7) Member of the Compensation Committee of the Board of Directors.

 (8) Includes 18,611 shares held by the H. Kempner Trust, of which Mr. Kempner is a beneficiary, is one of five trustees and shares voting and investment power.

 (9) Includes 2,000 shares issuable upon the exercise of options, but does not include (i) 35,575 shares that were owned of record by Dr. Levin's deceased wife, which shares are currently held by the estate of Dr. Levin's wife and have not been distributed, or (ii) 471,770 shares beneficially owned by the Family Trust, of which Dr. Levin is a co-trustee. See Note (2) under "Principal Stockholders".

(10) See Note (1) under "Principal Stockholders".

(11) Includes 1,000 shares issuable on the exercise of options.

     Jack T. Currie has been engaged in managing personal investments since January 1986. Prior to 1986, he was engaged in the merchant banking and investment banking businesses. Mr. Currie is also a member of the Boards of Directors of American National Growth Fund, American National Income Fund, Triflex Fund, Inc. and Stewart & Stevenson Services, Inc.

     Henry W. Hope has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1975.

     Harris L. Kempner, Jr. has served as a Trustee of H. Kempner Trust Association of Galveston since 1964 and as President of Kempner Capital Management, Inc. since 1981. He serves on the Boards of Directors of Imperial Holly Corp., TNP Enterprises and Cullen Frost Bankers, Inc.

     William C. Levin, M.D. served as President of the University of Texas Medical Branch at Galveston from 1974 until his retirement in September 1987. He served as the Ashbel Smith Professor at the University until his retirement from that position in September 1992 and now serves as a consultant in hematology.

     Synott L. McNeel served as Senior Vice President, Secretary and Treasurer of the Company from January 1983 until his retirement on December 31, 1993. Prior to that time he served as Senior Vice President and Treasurer of the Company since 1973.

     J. Fellman Seinsheimer, III has served as President and Chief Executive Officer since July 1992. He served as President and Chief Operating Officer from January 1983 to July 1992, and prior to that time was Executive Vice President and Secretary of both the Company and American Indemnity Company, the Company's principal insurance subsidiary ("American Indemnity").

     Marvin L. West has served as a bank consultant since July 1991. From November 1988 until July 1991, Mr. West handled personal investments. Mr. West served as Chairman of the Board and President of Westheimer National Bank from July 1984 until November 1988. In November 1992, Mr. West filed a voluntary petition under Chapter 7 of the Bankruptcy Code in Houston, Texas, and has since been discharged from such proceeding.

     James W. McFarland is dean and professor at Tulane University's A.B. Freeman School of Business, positions he has held since 1988. Prior to that time, he was dean of the College of Business Administration at the University of Houston. He is a member of the Boards of Directors of Sizeler Property Investors, Inc. and Stewart Enterprises, Inc. and serves on the Audit and Compensation Committees of both companies. Mr. McFarland also serves on the Executive Committee of Sizeler Property Investors, Inc.

     J. Fellman Seinsheimer, III is the son and William C. Levin, M.D. is the brother-in-law of Mr. Seinsheimer, Jr., the principal stockholder of the Company.

     The Company's Board of Directors has an established Executive Committee, Audit Committee, Nominating and Management Development Committee and Compensation Committee. The Executive Committee performs various tasks in the management of the business and affairs of the Company and may exercise all of the powers of the Board of Directors when it is not in session except those reserved by law to the Board. The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits and other review procedures, reviews reports from the independent accountants relating to the annual audits and quarterly reviews, and meets with such independent accountants and the Company's internal auditors and financial personnel to review such reports and the adequacy of the Company's financial controls, accounting principles and policies. The Audit Committee also reviews compliance with the Company's reporting obligations and certain Company policies. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation for the executive officers and directors of the Company and for administering the Company's employee stock option plans. The primary function of the Nominating and Management Development Committee is to review management's recommendations for persons to serve as the Company's executive officers and as members of the Board of Directors and committees of the Board of Directors (other than the Nominating and Management Development Committee), together with such other nominees as it may choose to consider, and to recommend to the Board of Directors the persons nominated by the Committee for such positions. The Nominating and Management Development Committee will consider for the annual meeting of stockholders to be held in 1997 nominees for director recommended by stockholders that are submitted in writing, together with adequate information regarding such person's biographical data and qualifications, addressed to the Nominating and Management Development Committee at the address of the Company's principal executive office and received no later than November 29, 1996. The Nominating and Management Development Committee periodically considers executive management development and succession matters.

     During 1995, the Board of Directors held six meetings, the Executive Committee held two meetings, the Audit Committee held four meetings, the Nominating and Management Development Committee held two meetings and the Compensation Committee held one meeting. During 1995, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees on which he served.

                               EXECUTIVE OFFICERS

     The following table lists the persons currently serving as the executive officers of the Company and who have been nominated for re-election to such positions at the directors' meeting to be held following the Annual Meeting of Stockholders. If elected, the persons named below are expected to serve in the position stated until the next annual meeting of the directors and until their successors are elected and qualified. Both officers have been continually employed by the Company in an executive capacity for the last five years, except Mr. Apgar who was elected to his position with the Company in January 1994. Mr. Apgar is 42 years of age and has been employed with American Indemnity Company in various capacities since April 1974, most recently as Vice President and Controller. Mr. Apgar beneficially owns 3,500 shares of Common Stock, including 3,000 shares issuable upon the exercise of options, which represents less than 1% of the shares of Common Stock outstanding as of March 14, 1996.

                                         SERVED AS
                                          OFFICER
                 NAME                      SINCE                   POSITION
---------------------------------------  ---------   ------------------------------------
J. Fellman Seinsheimer, III............     1973     President and Chief Executive
                                                     Officer
Phillip E. Apgar, C.P.A. ..............     1994     Vice President, Treasurer and Chief
                                                       Financial Officer

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company, which is composed of three non-employee directors, is responsible for recommending to the full Board of Directors compensation for the executive officers of the Company. Additionally, the Committee is responsible for administering the Company's stock option plans.

COMPENSATION POLICIES

     In determining compensation for the Company's executive officers, the Committee seeks to ensure that the executive officers are effectively compensated in terms that are both internally equitable and externally competitive. Compensation decisions should include consideration of all factors relevant to these decisions, including the performance of the specific officer under consideration, the financial condition and results of operations of the Company, conditions prevailing generally in the Company's industry during the applicable periods and the Company's performance in light of such conditions. Management's recommendations are requested and considered by the Committee.

COMPENSATION PROGRAM CONSIDERATIONS

     In 1995, compensation for the Company's executive officers consisted primarily of base salary and certain other benefits, including contributions to the Company's defined benefit pension plan and to the Company's 401(k) plan. The Committee considered certain of these components as follows.

     Base Salary -- Base salary levels are determined principally on the factors mentioned above, as well as the Company's past compensation practices, compensation practices in the applicable geographic region and by comparison with companies that are similar to the Company. For several years prior to and including 1990, the Company had suffered from the difficulties experienced generally by the property and casualty insurance industry. In response, management, led by the executive officers at that time, which included J. Fellman Seinsheimer, III, implemented programs to correct the unsatisfactory results that had been experienced by the Company. The Committee believed that these efforts, as well as the continuing efforts of the current executive officers, were significant in achieving the improved results subsequently realized by the Company. Prior to 1993, there generally had been no base salary increases for the executive officers of the Company since April 1989.

     In 1995, the Company commissioned an outside compensation consulting firm to update its previous report on compensation arrangements for the executive officers (the "compensation survey"). This compensation survey illustrated that the executive officers' base salaries were below the mid-points of the ranges shown in that survey for their respective positions. The companies used in the compensation survey are not the companies comprising the broader indices utilized in the performance graph.

     In general, base salary levels and increases in these levels reflect the Committee's view of the contribution made by the particular executive officer based on, among other things, the factors listed above. These factors are typically subjective. No quantifiable goals or standards are established, although the compensation survey provides certain benchmarks considered by the Committee for compensation levels. While the profitability of the Company is considered, it is not determinative in setting executive officer compensation. With this background, the Committee recommended increases in base salaries for the executive officers in 1995.

     Stock Options -- The Committee believes that stock options provide a valuable incentive to the key employees of the Company, particularly those having substantial responsibility for the future and success of the Company. By providing an opportunity to increase their ownership of Company stock, the interests of the stockholders and those key personnel will become more closely aligned. Stock options provide the option holder with additional incentive to remain in the Company's employ and to bring about greater growth and success of the Company. Options also provide a means to tie compensation more closely to the Company's financial performance to the extent reflected in the price of the Company's Common Stock.

     Following review and consideration of the options previously granted to the executive officers and that are currently outstanding, the Committee determined that no additional options would be granted to executive officers as part of the 1995 compensation review.

     Other Matters -- The Company has various other employee benefit plans and executive officers participate in these on the same terms as eligible, non-executive employees, subject to any legal limits on such participation. These include the Profit Sharing and 401(k) Plan adopted by the Company's subsidiary effective January 1994 and an automobile bonus plan whereby employees are compensated for taxes incurred for personal use of company automobiles. The Committee also suggested to management that it undertake a review of short-term incentive type plans such as a bonus arrangement.

1995 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In view of the leading role taken by J. Fellman Seinsheimer, III in bringing about the improved results experienced by the Company in recent years and particularly in 1994, the Committee determined that the Chief Executive Officer should receive the recommended increase in compensation. This increase would place his compensation at approximately the mid-point of his compensation range based upon the compensation survey update commissioned by the Company. The Committee noted J. Fellman Seinsheimer, III's direction of the Company toward reduced costs and a more satisfactory mix of business, and his leadership in maintaining the Company's focus toward these goals.

SUMMARY

     The Committee believes that the annual compensation for the Company's executive officers appropriately reflects the contribution of such officers to the Company and is linked to and reflective of the individual performance and the financial performance of the Company.

                         COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

                                 Henry W. Hope
                             Harris L. Kempner, Jr.
                                 Marvin L. West

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company. Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                      ANNUAL COMPENSATION                      (AWARDS)
                                   --------------------------                ------------
                                                                  OTHER         SHARES
                                                                  ANNUAL      UNDERLYING      ALL OTHER
                                          SALARY      BONUS    COMPENSATION    OPTIONS      COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR     ($)        ($)        ($)(1)         (#)           ($)(2)
   ---------------------------     ----   -------    --------  ------------  ------------   ------------
J. Fellman Seinsheimer, III......  1995   199,500       --         6,541           --            8,393
  President and Chief              1994   190,000       --         5,308           --            6,321
  Executive Officer                1993   182,600       --           --            --            1,090

Phillip E. Apgar, C.P.A..........  1995   110,000       --         4,355           --            3,300
  Vice President, Treasurer        1994   100,000(3)    --         3,527         3,000           2,500
  and Chief Financial Officer      1993    80,000       --           --            --              --

---------------

(1) Amounts for 1995 represent tax gross-ups for the lease value and expenses relating to the use of Company automobiles. The dollar value of all other perquisites and personal benefits were less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each named executive officer and therefore have been excluded.

(2) Represents matching contributions made by the Company in 1995 under the Company's 401(k) Plan of $5,985 and $3,300 for Messrs. Seinsheimer, III and Apgar, respectively, and term life insurance premiums paid by the Company in 1995 for Mr. Seinsheimer, III of $2,408.

(3) Mr. Apgar was elected Chief Financial Officer in January 1994.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

COMPENSATION OF DIRECTORS

     Except as set forth in the last sentence of this paragraph, directors of the Company receive $1,200 for each meeting of the Board of Directors attended by such director and $50 to $200 for each meeting of the Company's subsidiaries' Boards of Directors on which such persons may serve. Committee members serving on established committees of the Board of Directors receive $300 for each meeting attended. Since May 1990, the Company has not paid director or committee fees to persons who also serve as officers of the Company.

     In addition, non-employee directors receive options every other year to purchase 1,000 shares of the Company's Common Stock pursuant to the 1992 Non-Employee Director Stock Option Plan (the "Director Plan"). See "Option Grants and Exercises." Each option is exercisable for a term of ten years from the date of grant, subject to earlier termination as set forth in the plan.

OPTION GRANTS AND EXERCISES

     The Company currently maintains three plans pursuant to which options to purchase shares of the Company's Common Stock are outstanding or available for future grants. In 1982, the Company's stockholders approved the 1982 Incentive Stock Option Plan (the "1982 Option Plan") pursuant to which options to purchase an aggregate of 16,800 shares of Common Stock are currently outstanding to key employees of the Company and its subsidiaries. No additional stock options may be granted under the 1982 Option Plan.

     In April 1992, the Company's stockholders approved the 1992 Employee Stock Option Plan (the "1992 Option Plan") and the Director Plan. Options to purchase up to an aggregate of 100,000 shares may be granted under the 1992 Option Plan at no less than the fair market value of the shares of Common Stock on the date of grant for incentive stock options, and no less than 85% of the fair market value of the shares of Common Stock on the date of grant for non-incentive stock options. Options to purchase up to an aggregate of 25,000 shares may be granted under the Director Plan. The selection of non-employee directors to whom options are to be granted, the number of shares subject to an option, and the date of grant, exercise price and term of an option are specified in the Director Plan. Options to purchase 4,000 shares were granted under the 1992 Option Plan and options to purchase 6,000 shares were granted under the Director Plan in 1994. There were no additional options granted under either plan in 1995.

   AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1995 by each of its executive officers and the value of unexercised in-the-money options at December 31, 1995.

                       OPTION EXERCISES AND OPTION VALUES

                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                  OPTIONS                 IN-THE-MONEY OPTIONS AT
                                SHARES                      AT DECEMBER 31, 1995              DECEMBER 31, 1995
                               ACQUIRED       VALUE      ----------------------------    ----------------------------
            NAME              ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------  -----------    --------    -----------    -------------    -----------    -------------
                                 (#)           ($)           (#)             (#)             ($)             ($)
J. Fellman Seinsheimer,
  III.......................      --           --          7,000             --            20,930             --
Phillip E. Apgar, C.P.A. ...      --           --          3,000             --              -0-              --

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the NASDAQ U.S. Market Index and the Dow Jones Property and Casualty Insurance Industry Index for the five years ended December 31, 1995. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ U.S. MARKET INDEX AND
          THE DOW JONES PROPERTY AND CASUALTY INSURANCE INDUSTRY INDEX

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [COMPARISON CHART]

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            AIFC         NASDAQ U.S.    DOW JONES P&C
1990                                 100             100             100
1991                                 148             161             124
1992                                 189             187             152
1993                                 414             215             153
1994                                 327             210             161
1995                                 329             296             227

PENSION PLAN

     Effective January 1, 1988, American Indemnity established a noncontributory, retirement plan (the "Plan") carried and funded through a group annuity covering substantially all full-time employees over 21 years of age who have more than one year of service. The Plan was amended January 1, 1992 to comply with the Tax Reform Act that was effective January 1, 1989. The amount of contributions or accruals under the Plan cannot be readily separated or individually calculated for the persons specified in the Summary Compensation Table. The following table sets forth maximum estimated annual benefits payable under the Plan for the earnings levels (the average of the participant's five highest consecutive income years, excluding bonus, during the ten years immediately preceding retirement date) and the lengths of service indicated.

                         ESTIMATED RETIREMENT BENEFITS

                                                          LENGTH OF SERVICE
                           5-YEAR                  --------------------------------
                           AVERAGE                   20           30           35
                          INCOME($)                YEARS        YEARS        YEARS
                         -----------               ------       ------       ------
            100,000..............................  24,344       36,517       42,603
            120,000..............................  29,944       44,917       52,403
            140,000..............................  35,544       53,317       62,203
            160,000..............................  41,144       61,717       72,003
            180,000..............................  46,744       70,117       81,803
            200,000..............................  52,344       78,517       91,603

     These benefits would be offset by benefits, if any, provided to the participant under a previous pension plan that was terminated in 1987. The compensation covered by the Plan includes all salary costs, excluding bonuses, for all employees who have reached the age of 21. Such compensation includes the salaries set forth in the salary column of the Summary Compensation Table. For purposes of the Plan, J. Fellman Seinsheimer, III has 33 years of service and Phillip E. Apgar has 21 years of service.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     J. Fellman Seinsheimer, III, the President and Chief Executive Officer of the Company and American Indemnity Company ("American Indemnity"), a subsidiary of the Company, and one other key employee of American Indemnity have each entered into a Key Executive Severance Agreement ("Executive Agreement") with the Company and American Indemnity. Each officer's Executive Agreement is effective as of February 7, 1983 and provides that if in the event that a third person or group commences a tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a change in control of the Company, such officer will not voluntarily leave the employ of the Company or American Indemnity, as the case may be, and will continue to perform the duties of his office until such time as such third person has abandoned or terminated his efforts to effect a change of control or until a change of control has occurred. In the event that such officer's employment with the Company or any of its subsidiaries terminates for any reason (either voluntary or involuntary, other than as a consequence of his death, disability or willful misconduct) within two years after a change of control of the Company, the Company or American Indemnity, or both, will (i) pay to such officer as compensation for services rendered to the Company and its subsidiaries a lump sum in cash equal to five times the highest aggregate compensation paid or payable to such officer with respect to any 12 consecutive month period during the three years ending with the date of such officer's termination, and (ii) continue to provide such officer, for a period of 15 years from the date of his termination, with such life, accident, medical and long-term disability insurance plans of the Company and its subsidiaries as provided to him prior to the change of control, unless and until he obtains other employment that provides comparable coverage. For purposes of each officer's Executive Agreement, a change of control of the Company will result from the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before any of such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Executive Agreements also provide that, for a period of one year following any voluntary termination (except one following a change in control of the Company) by an officer who is a party to the agreement, that such officer will not participate in any business which is in competition with the business of the Company and its subsidiaries within a defined geographic area. Except during the pendency of or following a change in control, the Board of Directors may determine that an officer who is a party to an Executive Agreement is no longer a "key executive" of the Company or American Indemnity and thereupon terminate such officer's Executive Agreement. If the terms of the Executive Agreements had been activated during the Company's 1995 fiscal year, the sum which would have been payable to the executive officer named above is $997,500. Such payment, if required to be made during 1995, would have had an adverse impact on the 1995 reported results of operations; however, it would not have had an adverse effect on the overall financial condition of the Company.

OTHER TRANSACTIONS

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company.

     Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

     Eugene Hornstein, in his capacity as First Vice President of American Indemnity, received compensation from such company in the amount of $88,440 as a base salary, $1,895 in matching contributions made by the Company under the Company's 401(k) Plan and $2,544 included as earnings in connection with the use of Company automobiles for the fiscal year ending December 31, 1995. Mr. Hornstein is the son-in-law of William C. Levin, M.D., a director of the Company.

     See Notes (1) and (2) under "Principal Stockholders" for information concerning J. Fellman Seinsheimer, III's shared power to vote and dispose of shares of Common Stock owned of record by his father, Mr. Seinsheimer, Jr., and shares of Common Stock held by the Seinsheimer Trust.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Deloitte & Touche LLP, or a predecessor of such firm, has been auditing the accounts of the Company since its inception and has been selected as the Company's independent accountants for the current year. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and will be permitted to make a statement if such representative desires to do so.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file Form 3, Form 4 and Form 5 reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge and except as set forth below, based solely on a review of Forms 3 and 4, and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, all Section 16(a) filing requirements were complied with. On December 1, 1980, J. Fellman Seinsheimer, III acquired beneficial ownership of 66,015 shares of Common Stock as a result of being granted a power of attorney from his father, Mr. Seinsheimer, Jr. On October 21, 1988, J. Fellman Seinsheimer, III acquired beneficial ownership of 38,095 shares of Common Stock as a result of being named as a co-trustee of the Seinsheimer Trust. J. Fellman Seinsheimer, III inadvertently failed to timely file Form 4s in connection with such events, which were reported on a Form 4 filed on February 16, 1996. Prior to February 5, 1996, the power to vote and dispose of the aforementioned shares of Common Stock was exercised solely by Mr. Seinsheimer, Jr. The Family Trust also failed to timely file a Form 3 with respect to its ownership of shares of Common Stock. The Company has been advised that such Form 3 will be filed shortly following the date hereof.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1997 must be received by the Company at P.O. Box 8985, Wilmington, Delaware 19899-8985, no later than November 29, 1996, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                    GENERAL

     Management of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the meeting, except those set forth in the attached Notice of Annual Meeting of Stockholders. However, if any other matter should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote such proxy in accordance with their best judgment on such matters.

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of mails, certain directors, officers and employees may solicit the return of proxies by telephone, telegram or personal interviews. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of shares of the Common Stock, and upon request, they will be reimbursed by the Company for postage and clerical expenses.

                                                       HELEN K. LOHEC
                                                         Secretary

March 29, 1996

--------------------------------------------------------------------------------
                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                P.O. BOX 8985 o WILMINGTON, DELAWARE 19899-8985

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                            MEETING OF STOCKHOLDERS
                               ON APRIL 29, 1996

           THE UNDERSIGNED hereby appoints J. Fellman Seinsheimer, III and Phillip E. Apgar, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for the Annual Meeting of Stockholders of American Indemnity Financial Corporation to be held at 10:00 a.m. on Monday, April 29, 1996, in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of the Company held of record by the undersigned on the record date for such meeting.

           (1) / / FOR the election (except as indicated to the contrary below) of Jack T. Currie, Synott L. McNeel and J. Fellman Seinsheimer, III as Class II directors. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

                   ------------------------------------------------------------

               / / Authority is hereby WITHHELD to vote for each of the
                   nominees listed above.

           (2) / / In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

           Each of the above matters are more particularly described in the accompanying Proxy Statement dated March 29, 1996, relating to such meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE
       SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AND FOR THE APPROVAL OF THE PROPOSALS LISTED.

           AS NOTED IN THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IF ANY OF THE LISTED NOMINEES BECOMES UNAVAILABLE FOR ANY REASON AND AUTHORITY TO VOTE FOR ELECTION OF DIRECTORS IS NOT WITHHELD, THIS PROXY WILL BE VOTED FOR ANOTHER NOMINEE, OR OTHER NOMINEES, TO BE SELECTED BY THE BOARD OF DIRECTORS.

                                               Dated               , 1996

                                               --------------------------

                                               --------------------------
                                                     (Signature of
                                                    Stockholder(s))

                                               Your signature should
                                               correspond with your name
                                               as it appears hereon.
                                               Joint owners should each
                                               sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please set forth
                                               your full title as it
                                               appears hereon.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

--------------------------------------------------------------------------------